UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

Peoples Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-29949	31-1686242
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6100 West Chester Road, West Chester, Ohio		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 870-3530

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 4, 2005, Peoples Community Bancorp, Inc., West Chester, Ohio (“PCB”), Peoples Community Bank (“Peoples”), PFS Bancorp, Inc., Aurora, Indiana (“PFS”) and Peoples Federal Savings Bank (“PFSB”) announced that they had entered into an Agreement and Plan of Merger, dated as of May 4, 2005 (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which PCB will acquire PFS (the “Merger”).

The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of PFS, par value $0.01 per share (“PFS Common Stock”), (subject to certain exceptions) will be converted into the right to receive $23.00 in cash.  Outstanding PFS stock options will be cancelled in exchange for a cash payment per option share based on the difference between $23.00 and the applicable option exercise price.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of PFS and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of PFS’s banking subsidiary, PFSB, with and into PCB’s banking subsidiary, Peoples, following consummation of the Merger.

In addition, directors of PFS entered into a Stockholder Agreement with PCB, (the “Stockholder Agreement”), pursuant to which each such person agreed, among other things, to vote his shares of PFS Common Stock in favor of the Merger Agreement at a meeting of stockholders of PFS, to be called to consider and approve the Merger Agreement.

The Merger Agreement contains certain termination rights for each of PFS and PCB and further provides that, upon termination of the Merger Agreement under specified circumstances, PFS may be required to pay to PCB a termination fee of $1,350,000.

For additional information, reference is made to the Merger Agreement, which is included as Exhibit 2.1 (including the form of Stockholder Agreement which is attached thereto as Exhibit A), each of which is incorporated herein by reference.

Item 8.01               Other Events

On May 4, 2005, PCB and PFS issued a press release announcing that they had entered into the Merger Agreement.

For additional information, reference is made to the press release dated May 4, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01               Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           The following exhibits are included with this Report:

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated May 4, 2005, among Peoples Community Bancorp, Inc., Peoples Community Bank, PFS Bancorp, Inc. and Peoples Federal Savings Bank (including the form of Stockholder Agreement attached thereto as Exhibit A)

99.1	Press Release, dated May 4, 2005, announcing execution of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES COMMUNITY BANCORP, INC.

	By:	/s/ Jerry D. Williams
Name: Jerry D. Williams
Title: President and Chief Executive Officer

Date: May 4, 2005